Exhibit 99.1

Investor and Media Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Charlotte.McLaughlin@hdsupply.com

HD Supply Holdings, Inc. Announces New Board Member

And Conclusion of SEC Investigation

Atlanta, GA – June 29, 2020 – HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today announced the appointment of Milford W. McGuirt to serve as a member of the Company’s Board of Directors. Mr. McGuirt was appointed on June 28, 2020, and will serve as a member of the Audit and Nominating and Corporate Governance Committees.

"We are excited to welcome Milford to our board of directors. Milford brings a tremendous performance track record and decades of financial, operational and community leadership to the team,” said Joe DeAngelo, Chairman and CEO of HD Supply.

Mr. McGuirt, served as managing partner of the Atlanta office and mid-south region of KPMG until his retirement. He additionally served as KPMG’s national audit sector leader and national industry leader for the firm’s higher education practice. He has served on the Executive Committee and was Treasurer for the Metro Atlanta Chamber of Commerce, Audit Committee Chair of the Woodruff Arts Center and Board Chair for the Commerce Club and the Georgia Partnership for Excellence in Education. Mr. McGuirt has more than 41 years of experience in public accounting and audit services to a wide range of public and private companies across a variety of industries, including 29 years of experience leading audits, audit practices, and overseeing teams leading audits.

Conclusion of Previously-Disclosed SEC Investigation

On June 24, 2020 the Company received a letter from the staff of the Atlanta Regional office (“the staff) of the U.S. Securities and Exchange Commission (“Commission”) confirming that the staff has completed its investigation of HD Supply Holdings, Inc. and, based upon the information the Staff has currently, does not intend to recommend to the Commission that an enforcement action be brought against the Company.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's more than 11,000 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements

This press release includes "forward-looking statements". Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, unexpected changes in the Commission’s intentions or adverse outcomes with respect to future actions of governmental bodies, which cannot be predicted and could change rapidly, and those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 2, 2020, filed on March 17, 2020 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”). Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

1